UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
SELECTA BIOSCIENCES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
☑		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐		Fee paid previously with preliminary materials.
☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SELECTA BIOSCIENCES, INC.
SUPPLEMENT TO PROXY STATEMENT
DATED JUNE 13, 2023
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2023

This proxy statement supplement, dated June 13, 2023 (the “Supplement”), provides updated information with respect to the 2023 Annual Meeting of Stockholders of Selecta Biosciences, Inc. (the “Company”) to be held on June 16, 2023 (the “Annual Meeting”).
On or about April 28, 2023, the Company filed and commenced distributing to its stockholders a definitive proxy statement (the “Proxy Statement”) relating to the Annual Meeting. This Supplement is being filed to provide the text of the amendment to the Company’s Restated Certificate of Incorporation, as amended, contemplated by Proposal No. 3, which was inadvertently omitted from the Proxy Statement.
There are no revisions or supplements to the Proxy Statement other than as set forth above.
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions.
None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the card.
Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

By order of the Board of Directors,

/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, Director
Watertown, Massachusetts
June 13, 2023

Proposed Text of Charter Amendment
CERTIFICATE OF AMENDMENT OF THE RESTATED
CERTIFICATE OF INCORPORATION OF SELECTA BIOSCIENCES, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Selecta Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
1. A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Restated Certificate of Incorporation and declaring the advisability of this Amendment of the Restated Certificate of Incorporation, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:
RESOLVED: that Article SIXTH of the Restated Certificate of Incorporation of the Corporation, as amended, be and it hereby is, deleted in its entirety and the following paragraph is inserted in lieu thereof:
“SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least ~~two-thirds in~~ a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least ~~two-thirds in~~ a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.”

2. This Certificate of Amendment of the Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this _____ day of ___________, 2023.

SELECTA BIOSCIENCES, INC.

By:
Name: Carsten Brunn, Ph.D.
Title: President and Chief Executive Officer